UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 17, 2019

Commission File Number 1-13610

CIM COMMERCIAL TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	75-6446078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17950 Preston Road, Suite 600 Dallas, TX 75252	(972) 349-3200
(Address of principal executive offices)	(Registrant’s telephone number)

Former name, former address and former fiscal year, if changed since last report: NONE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01        Entry into a Material Definitive Agreement.

On January 17, 2019, CIM/Oakland 1901 Harrison, LP, (“1901 Owner”), CIM/Oakland 2353 Webster, LP (“2353 Owner”) and CIM/Oakland Center 21, LP (“Center 21 Owner,” and together with 1901 Owner and 2353 Owner, the “Sellers”), all of which are indirect, wholly-owned subsidiaries of CIM Commercial Trust Corporation (the “Company”), and SOF-XI U.S. MAR Acquisitions, L.L.C. (the “Buyer”), a Delaware limited liability company, entered into a Purchase and Sale Agreement (the “Agreement”) pursuant to which the Buyer agreed to purchase from the Sellers the following properties located in Oakland, California: 1901 Harrison Street, 2353 Webster Street, 2101 Webster Street and 2100 Franklin Street.

The contract sales price is $518.6 million, subject to adjustment in accordance with the terms of the Agreement. On January 18, 2019, pursuant to the terms of the Agreement, the Buyer deposited $24 million into an escrow account, which deposit has become non-refundable except in certain circumstances as specified in the Agreement.

The sales under the Agreement are subject to customary closing conditions. The Company expects the closing of such sales to occur during the first quarter of 2019.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 22, 2019

CIM COMMERCIAL TRUST CORPORATION

	By:	/s/ David Thompson
David Thompson, Chief Financial Officer

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